CONTACT:  David P. Williams

(513) 762-6901

Chemed Reports First-Quarter 2023 Results

CINCINNATI, April 26, 2023—Chemed Corporation (Chemed) (NYSE: CHE), which operates VITAS Healthcare Corporation (VITAS), one of the nation’s largest providers of end-of-life care, and Roto-Rooter, the nation’s largest commercial and residential plumbing and drain cleaning services provider, reported financial results for its first quarter ended March 31, 2023, versus the comparable prior-year period, as follows:

Consolidated operating results:

•	Revenue increased 5.6% to $560 million
•	GAAP Diluted Earnings-per-Share (EPS) of $3.58
•	Adjusted Diluted EPS of $4.82, an increase of 0.6%

VITAS segment operating results:

•	Net Patient Revenue of $310 million, an increase of 3.8%
•	Average Daily Census (ADC) of 17,830, an increase of 3.0%
•	Admissions of 16,179, a decline of 2.1%
•	Net Income, excluding certain discrete items, of $32.9 million, a decline of 10.5%
•	Adjusted EBITDA, excluding Medicare Cap, of $47.2 million, a decline of 10.1%
•	Adjusted EBITDA margin, excluding Medicare Cap, of 15.1%, a decrease of 234-basis points

Roto-Rooter segment operating results:

•	Revenue of $250 million, an increase of 7.9%
•	Net Income, excluding certain discrete items, of $50.7 million, an increase of 9.3%
•	Adjusted EBITDA of $71.8 million, an increase of 9.0%
•	Adjusted EBITDA margin of 28.8%, an increase of 29-basis points

VITAS

VITAS net revenue was $310 million in the first quarter of 2023, which is an increase of 3.8% when compared to the prior year period.  This revenue increase is comprised primarily of a 3.0% increase in days-of-care and a geographically weighted average Medicare reimbursement rate increase of approximately 2.9%, partially offset by 200-basis points as a result of CMS reimplementing the 2% sequestration cut that was suspended at the start of the pandemic in 2020.  Acuity mix shift had minimal impact in the quarter when compared to the prior-year revenue and level-of-care mix.  The combination of Medicare Cap and other contra revenue changes negatively impacted revenue growth by 10-basis points.

In the first quarter of 2023, VITAS accrued $2.75 million in Medicare Cap billing limitations.  This compares to a $2.5 million Medicare Cap billing limitation in the first quarter of 2022.

Of VITAS’ 30 Medicare provider numbers, 25 provider numbers have a trailing six-month Medicare Cap cushion of 10% or greater, one provider number has a cushion between 5% and 10%, one provider number has a cushion between 0% and 5% and three provider numbers have a trailing six-month billing limitation liability.

Average revenue per patient per day in the first quarter of 2023 was $198.86 which is 100-basis points above the prior-year period. Reimbursement for routine home care and high acuity care averaged $173.39 and $1,042.06 respectively.  During the quarter, high acuity days-of-care were 2.9% of total days of care, essentially equal to the prior-year quarter.

The first quarter 2023 gross margin, excluding Medicare Cap and the hiring and retention bonus program, was 22.5%.  This is a 220-basis point margin decline when compared to the first quarter of 2022. The majority of this margin decline is the result of CMS reimplementing sequestration which reduced gross margins 200-basis points. During the quarter,  VITAS increased the licensed healthcare staff by 200 professionals.  This results in  total licensed staff increasing by 475 professionals since the inception of the retention program on July 1, 2022.  The increase of 200 professionals hired during the first quarter of 2023 is estimated to have negatively impacted margins in the quarter by approximately 50-basis points.

Selling, general and administrative expenses were $23.3 million in the first quarter of 2023 and compares to $22.5 million incurred in the prior-year quarter.  Adjusted EBITDA, excluding Medicare Cap, totaled $47.2 million in the quarter, a decrease of 10.1%.  Adjusted EBITDA margin in the quarter, excluding Medicare Cap, was 15.1%, which is 234-basis points below the prior-year period.  This Adjusted EBITDA margin was negatively impacted by 200-basis points for the reimplementation of sequestration and approximately 50-basis points due to the addition of 200 licensed professionals during the first quarter of 2023.

Roto-Rooter

Roto-Rooter generated quarterly revenue of $250 million in the first quarter of 2023, an increase of 7.9%, when compared to the prior-year quarter.

Roto-Rooter branch commercial revenue in the quarter totaled $59.9 million, an increase of 10.1%, over the prior year.  This aggregate commercial revenue growth consisted of drain cleaning revenue increasing 4.0%, plumbing increasing 10.7%, excavation increasing 26.2%, and water restoration increasing 7.4%.

Roto-Rooter branch residential revenue in the quarter totaled $169 million, an increase of 7.5%, over the prior-year period.  This aggregate residential revenue growth consisted of drain cleaning decreasing 2.9%, plumbing expanding 3.6%, excavation expanding 3.9%, and water restoration increasing 27.4%.

Roto-Rooter’s gross margin in the quarter was 53.1%, a 37-basis point increase when compared to the first quarter of 2022.  Adjusted EBITDA in the first quarter of 2023 totaled $71.8 million, an increase of 9.0%.  The Adjusted EBITDA margin in the quarter was 28.8%, which is a 29-basis point improvement when compared to the prior year.

Chemed Consolidated

As of March 31, 2023, Chemed had total cash and cash equivalents of $58.1 million and $21.3 million of current and long-term debt.

In June 2022, Chemed entered into a five-year $550 million Amended and Restated Credit Agreement (Credit Agreement).  This Credit Agreement consisted of a $100 million amortizable term loan and a $450 million revolving credit facility. The interest rate on this Credit Agreement has a floating rate that is currently SOFR plus 100-basis points.  During the quarter, the Company paid off the majority of the term loan, with $21.3 million remaining as of March 31, 2023.  The Company has approximately $405 million of undrawn borrowing capacity under the revolving portion of the credit agreement.

Guidance for 2023

Management anticipates providing updated 2023 earnings guidance as part of the June 30, 2023, earnings press release.

Conference Call

Chemed will host a conference call and webcast at 10 a.m., ET, on Thursday April 27, 2023, to discuss the company's quarterly results and to provide an update on its business. Participants may access a live webcast of the conference call through the investor relations section of Chemed’s website, Investor Relations Home | Chemed Corporation or the hosting website   https://edge.media-server.com/mmc/p/j92nc5np.

Participants may also register via teleconference at:

https://register.vevent.com/register/BI022164faf96b4f54a3fa9a29dc1a2511.  Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are instructed to dial-in 15 minutes prior to the start time.

A  taped replay of the conference call will be available beginning approximately two hours after the call's conclusion. You may access the replay via webcast through the investor relations section of Chemed’s website.

Chemed Corporation operates in the healthcare field through its VITAS Healthcare Corporation subsidiary.  VITAS provides daily hospice services to approximately 17,800 patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.

Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing, drain cleaning, and water cleanup services through company-owned branches, independent contractors and franchisees in the United States and Canada. Roto-Rooter also has licensed master franchisees in the republics of Indonesia and Singapore, and the Philippines.

This press release contains information about Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS, which are not measures derived in accordance with GAAP and which exclude components that are important to understanding Chemed’s financial performance. In reporting its operating results, Chemed provides EBITDA, Adjusted EBITDA and Adjusted Diluted EPS measures to help investors and others evaluate the Company’s operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed’s management similarly uses EBITDA, Adjusted EBITDA and Adjusted Diluted EPS to assist it in evaluating the performance of the Company across fiscal periods and in assessing how its performance compares to its peer companies.  These measures also help Chemed’s management to estimate the resources required to meet Chemed’s future financial obligations and expenditures.  Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. We calculated Adjusted EBITDA Margin by dividing Adjusted EBITDA by service revenue and sales.  A reconciliation of Chemed’s net income to its EBITDA, Adjusted EBITDA and Adjusted Diluted EPS is presented in the tables following the text of this press release.

Forward-Looking Statements

Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements.

These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of  qualified nurses,  other healthcare professionals and  licensed plumbing and drain cleaning technicians; Chemed’s dependence on patient referral sources; and other factors detailed under the caption "Description of  Business by  Segment" or "Risk Factors" in Chemed’s  most recent  report on  form 10-Q  or 10-K and its other filings with the Securities and Exchange Commission.  You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended March 31,
	2023	2022
Service revenues and sales	$560,157	$530,549
Cost of services provided and goods sold	370,705	336,552
Selling, general and administrative expenses (aa)	100,095	89,954
Depreciation	12,286	12,138
Amortization	2,513	2,518
Other operating expense	1,739	13
Total costs and expenses	487,338	441,175
Income from operations	72,819	89,374
Interest expense	(1,551)	(810)
Other expense--net (bb)	(103)	(3,862)
Income before income taxes	71,165	84,702
Income taxes	(17,044)	(20,533)
Net income	$54,121	$64,169
Earnings Per Share
Net income	$3.62	$4.28
Average number of shares outstanding	14,966	14,986
Diluted Earnings Per Share
Net income	$3.58	$4.22
Average number of shares outstanding	15,110	15,192

(aa) Selling, general and administrative ("SG&A") expenses comprise (in thousands):

	Three Months Ended March 31,
	2023	2022
SG&A expenses before long-term incentive compensation
and the impact of market value adjustments related to
deferred compensation plans	$97,902	$92,578
Long-term incentive compensation	2,514	1,310
Market value adjustments related to deferred
compensation trusts	(321)	(3,934)
Total SG&A expenses	$100,095	$89,954

(bb) Other expense--net comprises (in thousands):
	Three Months Ended March 31,
	2023	2022
Market value adjustments related to deferred
compensation trusts	$(321)	$(3,934)
Interest income	150	73
Other	68	(1)
Total other expense--net	$(103)	$(3,862)

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)(unaudited)

	March 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$58,054	$18,160
Accounts receivable less allowances	153,816	117,319
Inventories	10,663	10,540
Prepaid income taxes	10,633	9,143
Prepaid expenses	29,055	29,589
Total current assets	262,221	184,751
Investments of deferred compensation plans held in trust	97,436	100,139
Properties and equipment, at cost less accumulated depreciation	204,164	192,405
Lease right of use asset	131,219	134,169
Identifiable intangible assets less accumulated amortization	97,348	106,367
Goodwill	581,286	579,704
Other assets	57,511	8,222
Total Assets	$1,431,185	$1,305,757
Liabilities
Current liabilities
Accounts payable	$40,279	$64,710
Current portion of long-term debt	5,000	-
Income taxes	11,223	15,390
Accrued insurance	63,150	58,952
Accrued compensation	50,152	62,205
Accrued legal	6,061	871
Short-term lease liability	38,291	38,856
Other current liabilities	69,304	38,667
Total current liabilities	283,460	279,651
Deferred income taxes	35,418	19,136
Long-term debt	16,250	120,000
Deferred compensation liabilities	97,285	100,812
Long-term lease liability	106,212	109,121
Other liabilities	12,507	10,332
Total Liabilities	551,132	639,052
Stockholders' Equity
Capital stock	36,884	36,579
Paid-in capital	1,186,119	1,064,448
Retained earnings	2,246,354	2,029,158
Treasury stock, at cost	(2,591,588)	(2,465,716)
Deferred compensation payable in Company stock	2,284	2,236
Total Stockholders' Equity	880,053	666,705
Total Liabilities and Stockholders' Equity	$1,431,185	$1,305,757

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)(unaudited)

	Three Months Ended March 31,
	2023	2022
Cash Flows from Operating Activities
Net income	$54,121	$64,169
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	14,799	14,656
Stock option expense	8,482	7,451
Benefit for deferred income taxes	(3,195)	(4,047)
Noncash long-term incentive compensation	2,024	1,185
Amortization of debt issuance costs	95	76
Changes in operating assets and liabilities, excluding
amounts acquired in business combinations:
(Increase)/decrease in accounts receivable	(14,318)	19,610
Increase in inventories	(391)	(431)
Decrease in prepaid expenses	1,236	3,099
Decrease in accounts payable and
other current liabilities	(24,109)	(30,332)
Change in current income taxes	19,118	23,530
Net change in lease assets and liabilities	(632)	743
Increase in other assets	(2,173)	(1,562)
Increase in other liabilities	5,313	2,958
Other sources/(uses)	122	(15)
Net cash provided by operating activities	60,492	101,090
Cash Flows from Investing Activities
Capital expenditures	(17,020)	(12,649)
Business combinations, net of cash acquired	-	(1,650)
Proceeds from sale of fixed assets	146	485
Other uses	(139)	(134)
Net cash used by investing activities	(17,013)	(13,948)
Cash Flows from Financing Activities
Payments on long-term debt	(76,250)	-
Proceeds from exercise of stock options	25,680	7,692
Dividends paid	(5,685)	(5,322)
Capital stock surrendered to pay taxes on stock-based compensation	(3,166)	(4,893)
Payments on revolving line of credit	-	(86,500)
Proceeds from revolving line of credit	-	21,500
Purchases of treasury stock	-	(27,794)
Change in cash overdrafts payable	-	(7,051)
Other (uses)/sources	(130)	491
Net cash used by financing activities	(59,551)	(101,877)
Decrease in Cash and Cash Equivalents	(16,072)	(14,735)
Cash and cash equivalents at beginning of year	74,126	32,895
Cash and cash equivalents at end of year	$58,054	$18,160

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND 2022
(in thousands)(unaudited)
				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2023 (a)
Service revenues and sales	$310,478	$249,679	$-	$560,157
Cost of services provided and goods sold	253,654	117,051	-	370,705
Selling, general and administrative expenses	23,336	60,813	15,946	100,095
Depreciation	4,958	7,312	16	12,286
Amortization	26	2,487	-	2,513
Other operating expense	12	1,727	-	1,739
Total costs and expenses	281,986	189,390	15,962	487,338
Income/(loss) from operations	28,492	60,289	(15,962)	72,819
Interest expense	(50)	(133)	(1,368)	(1,551)
Intercompany interest income/(expense)	4,648	2,743	(7,391)	-
Other income/(expense)—net	189	29	(321)	(103)
Income/(loss) before income taxes	33,279	62,928	(25,042)	71,165
Income taxes	(8,515)	(15,275)	6,746	(17,044)
Net income/(loss)	$24,764	$47,653	$(18,296)	$54,121

2022 (b)
Service revenues and sales	$299,189	$231,360	$-	$530,549
Cost of services provided and goods sold	227,240	109,312	-	336,552
Selling, general and administrative expenses	22,453	56,954	10,547	89,954
Depreciation	5,551	6,569	18	12,138
Amortization	24	2,494	-	2,518
Other operating expense/(income)	(148)	161	-	13
Total costs and expenses	255,120	175,490	10,565	441,175
Income/(loss) from operations	44,069	55,870	(10,565)	89,374
Interest expense	(52)	(115)	(643)	(810)
Intercompany interest income/(expense)	4,656	2,176	(6,832)	-
Other income/(expense)—net	37	35	(3,934)	(3,862)
Income/(loss) before income taxes	48,710	57,966	(21,974)	84,702
Income taxes	(12,229)	(14,029)	5,725	(20,533)
Net income/(loss)	$36,481	$43,937	$(16,249)	$64,169

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARIES OF EBITDA
FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND 2022
(in thousands)(unaudited)
				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2023
Net income/(loss)	$24,764	$47,653	$(18,296)	$54,121
Add/(deduct):
Interest expense	50	133	1,368	1,551
Income taxes	8,515	15,275	(6,746)	17,044
Depreciation	4,958	7,312	16	12,286
Amortization	26	2,487	-	2,513
EBITDA	38,313	72,860	(23,658)	87,515
Add/(deduct):
Intercompany interest expense/(income)	(4,648)	(2,743)	7,391	-
Interest (income)/expense	(121)	(29)	-	(150)
Licensed healthcare retention bonus	10,916	-	-	10,916
Stock option expense	-	-	8,482	8,482
Long-term incentive compensation	-	-	2,514	2,514
Litigation settlements	-	1,756	-	1,756
Adjusted EBITDA	$44,460	$71,844	$(5,271)	$111,033

2022
Net income/(loss)	$36,481	$43,937	$(16,249)	$64,169
Add/(deduct):
Interest expense	52	115	643	810
Income taxes	12,229	14,029	(5,725)	20,533
Depreciation	5,551	6,569	18	12,138
Amortization	24	2,494	-	2,518
EBITDA	54,337	67,144	(21,313)	100,168
Add/(deduct):
Intercompany interest expense/(income)	(4,656)	(2,176)	6,832	-
Interest income	(37)	(36)	-	(73)
Stock option expense	-	-	7,451	7,451
Direct costs related to COVID-19	391	961	-	1,352
Long-term incentive compensation	-	-	1,310	1,310
Adjusted EBITDA	$50,035	$65,893	$(5,720)	$110,208

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED NET INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended March 31,
	2023	2022
Net income as reported	$54,121	$64,169
Add/(deduct) pre-tax cost of:
Licensed healthcare worker retention bonus	10,916	-
Stock option expense	8,482	7,451
Long-term incentive compensation	2,514	1,310
Amortization of reacquired franchise agreements	2,352	2,352
Litigation settlements	1,756	-
Direct costs related to COVID-19	-	1,352
Add/(deduct) tax impacts:
Tax impact of the above pre-tax adjustments (1)	(5,624)	(2,413)
Excess tax benefits on stock compensation	(1,650)	(1,441)
Adjusted net income	$72,867	$72,780

Diluted Earnings Per Share As Reported
Net income	$3.58	$4.22
Average number of shares outstanding	15,110	15,192

Adjusted Diluted Earnings Per Share
Adjusted net income	$4.82	$4.79
Average number of shares outstanding	15,110	15,192

(1) The tax impact of pre-tax adjustments was calculated using the effective tax rate of the operating unit for which each adjustment is associated.

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
OPERATING STATISTICS FOR VITAS SEGMENT
(unaudited)

Three Months Ended March 31,
OPERATING STATISTICS	2023	2022
Net revenue ($000) (c)
Homecare	$267,050	$257,636
Inpatient	29,093	26,570
Continuous care	19,941	19,578
Other	3,021	3,007
Subtotal	$319,105	$306,791
Room and board, net	(2,769)	(2,117)
Contractual allowances	(3,108)	(2,985)
Medicare cap allowance	(2,750)	(2,500)
Net Revenue	$310,478	$299,189
Net revenue as a percent of total before Medicare cap allowance
Homecare	83.7%	84.0%
Inpatient	9.1	8.7
Continuous care	6.2	6.4
Other	1.0	0.9
Subtotal	100.0	100.0
Room and board, net	(0.8)	(0.7)
Contractual allowances	(1.0)	(1.0)
Medicare cap allowance	(0.9)	(0.8)
Net Revenue	97.3%	97.5%
Days of care
Homecare	1,286,437	1,258,672
Nursing home	265,429	248,468
Respite	5,760	5,368
Subtotal routine homecare and respite	1,557,626	1,512,508
Inpatient	26,369	24,587
Continuous care	20,686	21,082
Total	1,604,681	1,558,177

Number of days in relevant time period	90	90
Average daily census ("ADC") (days)
Homecare	14,294	13,985
Nursing home	2,949	2,761
Respite	64	60
Subtotal routine homecare and respite	17,307	16,806
Inpatient	293	273
Continuous care	230	234
Total	17,830	17,313
Total Admissions	16,179	16,530
Total Discharges	15,405	16,862
Average length of stay (days)	99.9	104.8
Median length of stay (days)	15.0	14.0
ADC by major diagnosis
Cerebro	41.8%	36.7%
Neurological	19.3	22.9
Cancer	10.5	11.1
Cardio	16.0	15.9
Respiratory	7.3	7.4
Other	5.1	6.0
Total	100.0%	100.0%
Admissions by major diagnosis
Cerebro	26.4%	22.9%
Neurological	10.7	12.9
Cancer	24.7	24.9
Cardio	16.2	14.1
Respiratory	10.9	11.1
Other	11.1	14.1
Total	100.0%	100.0%

Estimated uncollectible accounts as a percent of revenues	1.0%	1.0%

Accounts receivable --
Days of revenue outstanding-excluding unapplied Medicare payments	34.7	33.6
Days of revenue outstanding-including unapplied Medicare payments	29.2	23.9

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
FOOTNOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND 2022
(unaudited)

(a)	Included in the results of operations for 2023 are the following significant credits/(charges) which may not be indicative of ongoing operations
	(in thousands):
		Three Months Ended March 31, 2023
		VITAS	Roto-Rooter	Corporate	Consolidated

	Licensed healthcare worker retention bonus	$(10,916)	$-	$-	$(10,916)
	Stock option expense	-	-	(8,482)	(8,482)
	Long-term incentive compensation	-	-	(2,514)	(2,514)
	Amortization of reacquired franchise agreements	-	(2,352)	-	(2,352)
	Litigation settlements	-	(1,756)	-	(1,756)
	Pretax impact on earnings	(10,916)	(4,108)	(10,996)	(26,020)
	Excess tax benefits on stock compensation	-	-	1,650	1,650
	Income tax benefit on the above	2,772	1,089	1,763	5,624
	After-tax impact on earnings	$(8,144)	$(3,019)	$(7,583)	$(18,746)

(b)	Included in the results of operations for 2022 are the following significant credits/(charges) which may not be indicative of ongoing operations
	(in thousands):
		Three Months Ended March 31, 2022
		VITAS	Roto-Rooter	Corporate	Consolidated

	Stock option expense	$-	$-	$(7,451)	$(7,451)
	Long-term incentive compensation	-	-	(1,310)	(1,310)
	Amortization of reacquired franchise agreements	-	(2,352)	-	(2,352)
	Direct costs related to COVID-19	(391)	(961)	-	(1,352)
	Pretax impact on earnings	(391)	(3,313)	(8,761)	(12,465)
	Excess tax benefits on stock compensation	-	-	1,441	1,441
	Income tax benefit on the above	99	878	1,436	2,413
	After-tax impact on earnings	$(292)	$(2,435)	$(5,884)	$(8,611)

(c)

VITAS has 9 large (greater than 450 ADC), 17 medium (greater than 200 but less than 450 ADC) and 24 small (less than 200 ADC) hospice programs.  Of Vitas' 30 Medicare provider numbers, for the current cap year, 25 provider numbers have a Medicare cap cushion of greater than 10%, two provider numbers have a Medicare cap cushion between zero and 10% and three provider numbers have a Medicare cap liability.